Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use within this Amendment No. 1 to Form 8-K and the incorporation by reference of our report dated July 1, 2014, with respect to the statement of revenues and certain expense for the year ended March 31, 2014 of Hudye Farms U.S., Inc. to the Registration Statement on Form S-8 (File No. 333-195268) filed with the Securities and Exchange Commission by Farmland Partners Inc. under the Securities Act of 1933.

/s/ EKS&H LLLP

Denver, Colorado
July 1, 2014